                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Jeffrey J. McAulay
         203 625-7872





                          MORAN TRANSPORTATION COMPANY
                           ANNOUNCES BOND REDEMPTION
                           -------------------------



         Greenwich, CT, May 25, 1999 Moran Transportation Company announced today that it will redeem on July 15, 1999 (the "Redemption Date") its 11 3/4% Series B First Preferred Ship Mortgage Notes due July 15, 2004 (the "Notes") at 108% of the principal amount thereof, together with interest to the Redemption Date.

         Payment of the redemption price together with accrued interest will be made upon presentation and surrender of the Notes at the office of State Street Bank and Trust Company, as paying agent, as follows:

BY REGISTERED OR            BY HAND BEFORE 4:30 P.M.:        BY OVERNIGHT:
CERTIFIED MAIL:

P.O. Box 778                Corporate Trust Window           Corporate Trust Window
Boston, MA 02102-0078       Fifth Floor                      Fifth Floor
                            2 Avenue De Lafayette            2 Avenue De Lafayette
                            Boston, MA 02111-1724            Boston, MA 02111-1724

         Questons regarding the redemption may be addressed to Jeffrey J. McAvlay, V.P.--Finance and Administration, at (203) 625-7872.

         Moran Transportation Company, through its subsidiaries, provides tug assistance at major U.S. ports, barge transportation services and worldwide ocean towing.


                                      END